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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the EZCORP, Inc. 401(k) Plan and Trust of our report dated November 15, 2004, with respect to the financial statements and schedules of the EZCORP, Inc. 401(k) Plan and Trust included in this Transition Report (Form 11-K) for the transition period from October 1, 2003 to December 31, 2003.

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------

Austin, Texas
May 27, 2005

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